Exhibit 99.1
Planet Fitness, Inc. Announces First Quarter 2024 Results
System-wide same store sales increased 6.2%
Ended first quarter with total membership of approximately 19.6 million
$20.0 million in shares repurchased in first quarter
Updates 2024 outlook

Hampton, NH, May 9, 2024 - Today, Planet Fitness, Inc. (NYSE: PLNT) reported financial results for its first quarter ended March 31, 2024.
“Planet Fitness ended the first quarter with approximately 19.6 million members and system-wide same store sales growth of 6.2 percent primarily driven by new member growth. During the quarter, we faced several headwinds which impacted our results including a shift in consumer focus in the New Year to savings and concern over the increase in COVID infections and other illnesses, as well as a national advertising campaign that we believe may not have resonated as broadly as we had anticipated. As a result of these and other factors, we are lowering our outlook for the full year,” said Craig Benson, Interim Chief Executive Officer. “Despite these near-term headwinds, we are acting on the things that we can control. We’re focused on advancing our New Franchisee Growth Model and its strategic priorities and supporting our franchisees, while driving enhanced value for shareholders.”
Mr. Benson continued, “Looking ahead, we are thrilled that Colleen Keating will join us as the next CEO of Planet Fitness in June. Colleen brings over three decades of experience across a host of industries, and I’m confident that her expertise in operations, franchise, brand management and leading customer-facing organizations will support Planet Fitness’s next phase of growth.”
First Quarter Fiscal 2024 Highlights
•Total revenue increased from the prior year period by 11.6% to $248.0 million.
•System-wide same store sales increased 6.2%.
•System-wide sales increased $114.9 million to $1.2 billion, from $1.1 billion in the prior year period.
•Net income attributable to Planet Fitness, Inc. was $34.3 million, or $0.39 per diluted share, compared to $22.7 million, or $0.27 per diluted share, in the prior year period.
•Net income increased $10.2 million to $35.0 million, compared to $24.8 million in the prior year period.
•Adjusted net income(1) increased $10.9 million to $47.3 million, or $0.53 per diluted share(1), compared to $36.4 million, or $0.41 per diluted share, in the prior year period.
•Adjusted EBITDA(1) increased $16.1 million to $106.3 million from $90.2 million in the prior year period.
•25 new Planet Fitness stores were opened system-wide during the period, which included 23 franchisee-owned and 2 corporate-owned stores, bringing system-wide total stores to 2,599 as of March 31, 2024.
•Repurchased and retired 313,834 shares of Class A common stock using $20.0 million of cash on hand.
•Cash and marketable securities of $486.4 million, which includes cash and cash equivalents of $301.7 million, restricted cash of $46.2 million and marketable securities of $138.5 million as of March 31, 2024.
(1) Adjusted net income, Adjusted EBITDA and Adjusted net income per share, diluted are non-GAAP measures. For reconciliations of Adjusted EBITDA and Adjusted net income to U.S. GAAP (“GAAP”) net income and a computation of Adjusted net income per share, diluted, see “Non-GAAP Financial Measures” accompanying this press release.
Operating Results for the First Quarter Ended March 31, 2024
For the first quarter of 2024, total revenue increased $25.8 million or 11.6% to $248.0 million from $222.2 million in the prior year period, including system-wide same store sales growth of 6.2%. By segment:
•Franchise segment revenue increased $11.3 million or 12.2% to $104.0 million from $92.7 million in the prior year period. Of the increase, $7.8 million was due to higher royalty revenue, of which $4.0 million was attributable to a franchise same store sales increase of 6.3%, $1.6 million was due to new stores opened since January 1, 2023 and $2.2 million was due to higher royalties on annual fees. This increase also includes $3.0 million of higher National Advertising Fund (“NAF”) revenue;
•Corporate-owned stores segment revenue increased $16.5 million or 15.6% to $122.4 million from $105.9 million in the prior year period. Of the increase, $10.6 million was attributable to a corporate-owned store same store sales increase of 6.2%, $3.5 million was from new stores opened since January 1, 2023 and $2.4 million was from the acquisition of four stores in Florida (the “Florida Acquisition”) in the prior year; and
•Equipment segment revenue decreased $2.0 million or 8.6% to $21.6 million from $23.7 million in the prior year period. Of the decrease, $1.1 million was due to lower revenue from equipment sales to new franchisee-owned stores and $0.9 million was due to lower revenue from equipment sales to existing franchisee-owned stores. In the first quarter of 2024, we had equipment sales to 14 new franchisee-owned stores compared to 18 in the prior year period.
For the first quarter of 2024, net income attributable to Planet Fitness, Inc. was $34.3 million, or $0.39 per diluted share, compared to $22.7 million, or $0.27 per diluted share, in the prior year period. Net income was $35.0 million in the first quarter of 2024 compared to $24.8 million in the prior year period. Adjusted net income increased 29.9% to $47.3 million, or $0.53 per diluted share, from $36.4 million, or $0.41 per diluted share, in the prior year period. Adjusted net income has been adjusted to reflect a normalized income tax rate of 25.8% and 25.9% for the first quarter of 2024 and 2023, respectively, and excludes certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”).
Adjusted EBITDA, which is defined as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”), increased 17.8% to $106.3 million from $90.2 million in the prior year period.
Segment EBITDA represents our Total Segment EBITDA broken down by the Company’s reportable segments. Total Segment EBITDA is equal to EBITDA, which is defined as net income before interest, taxes, depreciation and amortization (see “Non-GAAP Financial Measures”).
•Franchise segment EBITDA increased $11.6 million or 17.9% to $76.3 million. The increase is primarily the result of a $11.3 million increase in franchise segment revenue as described above, as well as a $3.1 million legal reserve that negatively impacted the first quarter of 2023, partially offset by $2.8 million of higher NAF expense;
•Corporate-owned stores segment EBITDA increased $8.6 million or 25.6% to $42.1 million. The increase was primarily attributable to $8.0 million from the corporate-owned same store sales increase of 6.2% and $1.2 million from the stores acquired in the Florida Acquisition, partially offset by lower EBITDA of $1.1 million from new stores opened since January 1, 2023.
•Equipment segment EBITDA decreased $0.8 million or 14.6% to $4.8 million, primarily due to lower equipment sales to new and existing franchisee-owned stores, as described above.
2024 Outlook
For the year ending December 31, 2024, the Company is updating or reiterating the following expectations:
•It continues to expect new equipment placements of approximately 120 to 130 in franchisee-owned locations
•It continues to expect system-wide new store openings of approximately 140 to 150 locations
•It now expects system-wide same store sales in the 3% to 5% percentage range (previously it expected 5% to 6%)
The following are 2024 growth expectations over the Company’s 2023 results:
•It now expects revenue to increase in the 4% to 6% range (previously it expected 6% to 7%)
•It now expects adjusted EBITDA to increase in the 7% to 9% range (previously it expected 10% to 11%)
•It now expects adjusted net income to increase in the 6% to 8% range (previously it expected 9% to 10%)
•It now expects adjusted net income per share, diluted to increase in the 7% to 9% range (previously it expected 10% to 11%), based on adjusted diluted weighted-average shares outstanding of approximately 88.0 million, inclusive of one million shares repurchased in 2024.
The Company continues to expect 2024 net interest expense to be approximately $70.0 million. It also expects capital expenditures to increase approximately 25% driven by additional stores in our corporate-owned portfolio and depreciation and amortization to increase in the 11% to 12% range.

Presentation of Financial Measures
Planet Fitness, Inc. (the “Company”) was formed in March 2015 for the purpose of facilitating the initial public offering (the “IPO”) and related recapitalization transactions that occurred in August 2015, and in order to carry on the business of Pla-Fit Holdings, LLC (“Pla-Fit Holdings”) and its subsidiaries. As the sole managing member of Pla-Fit Holdings, the Company operates and controls all of the business and affairs of Pla-Fit Holdings, and through Pla-Fit Holdings, conducts its business. As a result, the Company consolidates Pla-Fit Holdings’ financial results and reports a non-controlling interest related to the portion of Pla-Fit Holdings not owned by the Company.
The financial information presented in this press release includes non-GAAP financial measures such as EBITDA, Segment EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted, to provide measures that we believe are useful to investors in evaluating the Company’s performance. These non-GAAP financial measures are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted, should not be construed as an inference that the Company’s future results will be unaffected by similar amounts or other unusual or nonrecurring items. See the tables at the end of this press release for a reconciliation of EBITDA, Adjusted EBITDA, Total Segment EBITDA, Adjusted net income, and Adjusted net income per share, diluted, to their most directly comparable GAAP financial measure.
The non-GAAP financial measures used in our full-year outlook will differ from net income and net income per share, diluted, determined in accordance with GAAP in ways similar to those described in the reconciliations at the end of this press release. We do not provide guidance for net income or net income per share, diluted, determined in accordance with GAAP or a reconciliation of guidance for Adjusted net income and Adjusted net income per share, diluted, to the most directly comparable GAAP measure because we are not able to predict with reasonable certainty the amount or nature of all items that will be included in our net income and net income per share, diluted, for the year ending December 31, 2024. These items are uncertain, depend on many factors and could have a material impact on our net income and net income per share, diluted, for the year ending December 31, 2024, and therefore cannot be made available without unreasonable effort.
Same store sales refers to year-over-year sales comparisons for the same store sales base of both corporate-owned and franchisee-owned stores, which is calculated for a given period by including only sales from stores that had sales in the comparable months of both years. We define the same store sales base to include those stores that have been open and for which monthly membership dues have been billed for longer than 12 months. We measure same store sales based solely upon monthly dues billed to members of our corporate-owned and franchisee-owned stores.
Investor Conference Call
The Company will hold a conference call at 8:00AM (ET) on May 9, 2024 to discuss the news announced in this press release. A live webcast of the conference call will be accessible at www.planetfitness.com via the “Investor Relations” link. The webcast will be archived on the website for one year.
About Planet Fitness
Founded in 1992 in Dover, NH, Planet Fitness is one of the largest and fastest-growing franchisors and operators of fitness centers in the world by number of members and locations. As of March 31, 2024, Planet Fitness had approximately 19.6 million members and 2,599 stores in all 50 states, the District of Columbia, Puerto Rico, Canada, Panama, Mexico and Australia. The Company's mission is to enhance people's lives by providing a high-quality fitness experience in a welcoming, non-intimidating environment, which we call the Judgement Free Zone®. More than 90% of Planet Fitness stores are owned and operated by independent business men and women.
Investor Contact:
Stacey Caravella
investor@planetfitness.com
603-750-4674

Media Contacts:
McCall Gosselin, Planet Fitness
mccall.gosselin@pfhq.com
603-957-4650

Brittany Fraser, ICR
Brittany.Fraser@icrinc.com
917-658-8750
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include the Company’s statements with respect to expected future performance presented under the heading “2024 Outlook,” those attributed to the Company’s Interim Chief Executive Officer in this press release, the Company’s expected membership growth, the expected impact on franchisees of the Company’s New Growth Model, the Company’s expectations about the number of stores it can have in the U.S., share repurchases, and other statements, estimates and projections that do not relate solely to historical facts. Forward-looking statements can be identified by words such as “anticipate,” "believe," “envision,” “estimate,” “expect,” “intend,” “may,” “goal,” “plan,” “prospect,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “ongoing,” “contemplate,” “future,” “strategy” and similar references to future periods, although not all forward-looking statements include these identifying words. Forward-looking statements are not assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results to differ materially include competition in the fitness industry, the Company’s and franchisees’ ability to attract and retain members, the Company’s and franchisees’ ability to identify and secure suitable sites for new franchise stores, changes in consumer demand, changes in equipment costs, the Company’s ability to expand into new markets domestically and internationally, operating costs for the Company and franchisees generally, availability and cost of capital for franchisees, acquisition activity, developments and changes in laws and regulations, our substantial increased indebtedness as a result of our refinancing and securitization transactions and our ability to incur additional indebtedness or refinance that indebtedness in the future, our future financial performance and our ability to pay principal and interest on our indebtedness, our corporate structure and tax receivable agreements, failures, interruptions or security breaches of the Company's information systems or technology, general economic conditions and the other factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2023 and, once available, the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2024, as well as the Company’s other filings with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in forward-looking statements, investors should not place undue reliance on forward-looking statements, which reflect the Company’s views only as of the date of this press release. Except as required by law, neither the Company nor any of its affiliates or representatives undertake any obligation to provide additional information or to correct or update any information set forth in this release, whether as a result of new information, future developments or otherwise.

Planet Fitness, Inc. and subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
(in thousands, except per share amounts)	2024	2023
Revenue:
Franchise	$84,234	$75,878
National advertising fund revenue	19,786	16,804
Franchise segment	104,020	92,682
Corporate-owned stores	122,378	105,882
Equipment	21,619	23,661
Total revenue	248,017	222,225
Operating costs and expenses:
Cost of revenue	18,993	19,354
Store operations	74,353	66,015
Selling, general and administrative	29,193	27,767
National advertising fund expense	19,792	16,987
Depreciation and amortization	39,380	36,010
Other losses, net	484	3,936
Total operating costs and expenses	182,195	170,069
Income from operations	65,822	52,156
Other income (expense), net:
Interest income	5,461	3,931
Interest expense	(21,433)	(21,599)
Other income, net	647	113
Total other expense, net	(15,325)	(17,555)
Income before income taxes	50,497	34,601
Provision for income taxes	14,324	9,567
Losses from equity-method investments, net of tax	(1,200)	(265)
Net income	34,973	24,769
Less net income attributable to non-controlling interests	664	2,064
Net income attributable to Planet Fitness, Inc.	$34,309	$22,705
Net income per share of Class A common stock:
Basic	$0.39	$0.27
Diluted	$0.39	$0.27
Weighted-average shares of Class A common stock outstanding:
Basic	86,909	84,444
Diluted	87,222	84,787

Planet Fitness, Inc. and subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except per share amounts)	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$301,707	$275,842
Restricted cash	46,190	46,279
Short-term marketable securities	93,362	74,901
Accounts receivable, net of allowances for uncollectible amounts of $0 and $0 as of March 31, 2024 and December 31, 2023, respectively	23,837	41,890
Inventory	4,959	4,677
Restricted assets - national advertising fund	17,945	—
Prepaid expenses	18,945	13,842
Other receivables	12,513	11,072
Income tax receivable	1,324	3,314
Total current assets	520,782	471,817
Long-term marketable securities	45,165	50,886
Investments, net of allowance for expected credit losses of $18,164 and $17,689 as of March 31, 2024 and December 31, 2023, respectively	76,360	77,507
Property and equipment, net of accumulated depreciation of $349,068 and $322,958, as of March 31, 2024 and December 31, 2023, respectively	382,019	390,405
Right-of-use assets, net	385,796	381,010
Intangible assets, net	359,750	372,507
Goodwill	719,074	717,502
Deferred income taxes	499,839	504,188
Other assets, net	3,993	3,871
Total assets	$2,992,778	$2,969,693
Liabilities and stockholders’ deficit
Current liabilities:
Current maturities of long-term debt	$20,750	$20,750
Accounts payable	20,560	23,788
Accrued expenses	43,709	66,299
Equipment deposits	7,594	4,506
Deferred revenue, current	77,263	59,591
Payable pursuant to tax benefit arrangements, current	41,294	41,294
Other current liabilities	35,331	35,101
Total current liabilities	246,501	251,329
Long-term debt, net of current maturities	1,959,032	1,962,874
Lease liabilities, net of current portion	390,399	381,589
Deferred revenue, net of current portion	33,820	32,047
Deferred tax liabilities	1,666	1,644
Payable pursuant to tax benefit arrangements, net of current portion	456,700	454,368
Other liabilities	3,891	4,833
Total noncurrent liabilities	2,845,508	2,837,355
Stockholders’ equity (deficit):
Class A common stock, $0.0001 par value, 300,000 shares authorized, 86,832 and 86,760 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	9	9
Class B common stock, $0.0001 par value, 100,000 shares authorized, 1,071 and 1,397 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	—	—
Accumulated other comprehensive (loss) income	(435)	172
Additional paid in capital	581,332	575,631
Accumulated deficit	(677,321)	(691,461)
Total stockholders’ deficit attributable to Planet Fitness, Inc.	(96,415)	(115,649)
Non-controlling interests	(2,816)	(3,342)
Total stockholders’ deficit	(99,231)	(118,991)
Total liabilities and stockholders’ deficit	$2,992,778	$2,969,693

Planet Fitness, Inc. and subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
(in thousands)	2024	2023
Cash flows from operating activities:
Net income	$34,973	$24,769
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	39,380	36,010
Amortization of deferred financing costs	1,346	1,360
Accretion of marketable securities discount	(871)	—
Losses from equity-method investments, net of tax	1,200	265
Dividends accrued on held-to-maturity investment	(528)	(483)
Credit loss on held-to-maturity investment	475	255
Deferred tax expense	11,367	8,082
Gain on re-measurement of tax benefit arrangement liability	(362)	—
Loss on disposal of property and equipment	867	—
Equity-based compensation expense	975	2,049
Other	(41)	(44)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	18,084	25,619
Inventory	(287)	266
Other assets and other current assets	(6,444)	2,010
Restricted assets - national advertising fund	(17,945)	(13,387)
Accounts payable and accrued expenses	(18,530)	(19,928)
Other liabilities and other current liabilities	(548)	4,907
Income taxes	1,943	2,736
Equipment deposits	3,088	4,408
Deferred revenue	19,519	19,395
Leases	2,071	(379)
Net cash provided by operating activities	89,732	97,910
Cash flows from investing activities:
Additions to property and equipment	(26,311)	(22,997)
Purchases of marketable securities	(34,922)	—
Maturities of marketable securities	22,589	—
Net cash used in investing activities	(38,644)	(22,997)
Cash flows from financing activities:
Proceeds from issuance of Class A common stock	450	6,748
Principal payments on capital lease obligations	(36)	(56)
Repayment of long-term debt and variable funding notes	(5,188)	(5,188)
Repurchase and retirement of Class A common stock	(20,005)	(25,005)
Distributions paid to members of Pla-Fit Holdings	(218)	(1,106)
Net cash used in financing activities	(24,997)	(24,607)
Effects of exchange rate changes on cash and cash equivalents	(315)	198
Net increase in cash, cash equivalents and restricted cash	25,776	50,504
Cash, cash equivalents and restricted cash, beginning of period	322,121	472,499
Cash, cash equivalents and restricted cash, end of period	$347,897	$523,003
Supplemental cash flow information:
Cash paid for interest	$20,165	$20,373
Net cash paid for (refund received) income taxes	$1,013	$(1,016)
Non-cash investing activities:
Non-cash additions to property and equipment included in accounts payable and accrued expenses	$11,400	$11,682

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)

To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses the following non-GAAP financial measures: EBITDA, Total Segment EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted (collectively, the “non-GAAP financial measures”). The Company believes that these non-GAAP financial measures, when used in conjunction with GAAP financial measures, are useful to investors in evaluating our operating performance. These non-GAAP financial measures presented in this release are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net income, and Adjusted net income per share, diluted, should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items.
EBITDA, Segment EBITDA and Adjusted EBITDA
We refer to EBITDA and Adjusted EBITDA as we use these measures to evaluate our operating performance and we believe these measures are useful to investors in evaluating our performance. We have also disclosed Segment EBITDA as an important financial metric utilized by the Company to evaluate performance and allocate resources to segments in accordance with ASC 280, Segment Reporting. We define EBITDA as net income before interest, taxes, depreciation and amortization. Segment EBITDA sums to Total Segment EBITDA which is equal to the Non-GAAP financial metric EBITDA. We believe that EBITDA, which eliminates the impact of certain expenses that we do not believe reflect our underlying business performance, provides useful information to investors to assess the performance of our segments as well as the business as a whole. Our Board of Directors also uses EBITDA as a key metric to assess the performance of management. We define Adjusted EBITDA as EBITDA, adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing performance of the Company’s core operations. We believe that Adjusted EBITDA is an appropriate measure of operating performance in addition to EBITDA because it eliminates the impact of other items that we believe reduce the comparability of our underlying core business performance from period to period and is therefore useful to our investors.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)

A reconciliation of net income, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA is set forth below.

	Three Months Ended March 31,
(in thousands)	2024	2023
Net income	$34,973	$24,769
Interest income	(5,461)	(3,931)
Interest expense	21,433	21,599
Provision for income taxes	14,324	9,567
Depreciation and amortization	39,380	36,010
EBITDA	104,649	88,014
Purchase accounting adjustments-revenue(1)	20	86
Purchase accounting adjustments-rent(2)	171	104
Transaction fees and acquisition-related costs(3)	—	394
Severance costs(4)	1,602	—
Executive transition costs(5)	283	—
Legal matters(6)	—	3,300
Loss on adjustment of allowance for credit losses on held-to-maturity investment(7)	475	255
Dividend income on held-to-maturity investment(8)	(528)	(483)
Tax benefit arrangement remeasurement(9)	(362)	—
Amortization of basis difference of equity-method investments(10)	229	—
Other(11)	(228)	(1,459)
Adjusted EBITDA	$106,311	$90,211
(1) Represents the impact of revenue-related purchase accounting adjustments associated with the acquisition of Pla-Fit Holdings on November 8, 2012 by TSG (the “2012 Acquisition”). At the time of the 2012 Acquisition, the Company maintained a deferred revenue account, which consisted of deferred area development agreement fees, deferred franchise fees, and deferred enrollment fees that the Company billed and collected up front but recognizes for GAAP purposes at a later date. In connection with the 2012 Acquisition, it was determined that the carrying amount of deferred revenue was greater than the fair value assessed in accordance with ASC 805—Business Combinations, which resulted in a write-down of the carrying value of the deferred revenue balance upon application of acquisition push-down accounting under ASC 805. These amounts represent the additional revenue that would have been recognized if the write-down to deferred revenue had not occurred in connection with the application of acquisition pushdown accounting.
(2) Represents the impact of rent related purchase accounting adjustments. In accordance with guidance in ASC 805—Business Combinations, in connection with the 2012 Acquisition, the Company’s deferred rent liability was required to be written off as of the acquisition date and rent was recorded on a straight-line basis from the acquisition date through the end of the lease term. This resulted in higher overall rent expense each period than would have otherwise been recorded had the deferred rent liability not been written off as a result of the acquisition push down accounting applied in accordance with ASC 805. An immaterial adjustment for both the three months ended March 31, 2024 and 2023 reflect the difference between the higher rent expense recorded in accordance with GAAP since the acquisition and the rent expense that would have been recorded had the 2012 Acquisition not occurred. Adjustments of $0.1 million for both the three months ended March 31, 2024 and 2023 are due to the amortization of favorable and unfavorable lease intangible assets. All of the rent related purchase accounting adjustments are adjustments to rent expense which is included in store operations on our condensed consolidated statements of operations.
(3) Represents transaction fees and acquisition-related costs incurred in connection with our acquisition of franchisee-owned stores.
(4) Represents severance related expenses recorded in connection with a reduction in force during the three months ended March 31, 2024.
(5) Represents certain expenses recorded in connection with the departure of the Chief Executive Officer including costs associated with the search for a new Chief Executive Officer and retention payments for certain key employees through the Chief Executive Officer transition.
(6) Represents costs associated with legal matters in which the Company was a defendant. In 2023, this represents an increase in the legal reserve related to preliminary terms of a settlement agreement (the “Preliminary Settlement Agreement”). The legal reserve liability was subsequently paid in 2023.
(7) Represents a loss on the adjustment of the allowance for credit losses on the Company’s held-to-maturity investment.
(8) Represents dividend income recognized on a held-to-maturity investment.
(9) Represents gains related to the adjustment of our tax benefit arrangements primarily due to changes in our deferred state tax rate.
(10) Represents the amortization expense of the Company’s pro-rata portion of the basis difference in its equity method investees, which is included within losses from equity-method investments, net of tax on our condensed consolidated statements of operations.
(11) Represents certain other gains and charges that we do not believe reflect our underlying business performance.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)

A reconciliation of Segment EBITDA to Total Segment EBITDA is set forth below.

	Three Months Ended March 31,
(in thousands)	2024	2023
Segment EBITDA
Franchise segment	$76,311	$64,735
Corporate-owned stores segment	42,104	33,530
Equipment segment	4,760	5,571
Corporate and other(1)	(18,526)	(15,822)
Total Segment EBITDA(2)	$104,649	$88,014
(1) “Corporate and other” primarily includes corporate overhead costs, such as payroll and related benefit costs and professional services that are not directly attributable to any individual segment.
(2) Total Segment EBITDA is equal to EBITDA, which is a metric that is not presented in accordance with GAAP. Refer to “—Non-GAAP Financial Measures” for a definition of EBITDA and a reconciliation to net income, the most directly comparable GAAP measure.

Adjusted Net Income and Adjusted Net Income per Diluted Share
Our presentation of Adjusted net income assumes that all net income is attributable to Planet Fitness, Inc., which assumes the full exchange of all outstanding Holdings Units for shares of Class A common stock of Planet Fitness, Inc., adjusted for certain non-cash and other items that we do not believe directly reflect our core operations. Adjusted net income per share, diluted, is calculated by dividing Adjusted net income by the total weighted-average shares of Class A common stock outstanding plus any dilutive options and restricted stock units as calculated in accordance with GAAP and assuming the full exchange of all outstanding Holdings Units and corresponding Class B common stock as of the beginning of each period presented. Adjusted net income and Adjusted net income per share, diluted, are supplemental measures of operating performance that do not represent and should not be considered alternatives to net income and earnings per share, as calculated in accordance with GAAP. We believe Adjusted net income and Adjusted net income per share, diluted, supplement GAAP measures and enable us to more effectively evaluate our performance period-over-period.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)

A reconciliation of net income, the most directly comparable GAAP measure, to Adjusted net income, and the computation of Adjusted net income per share, diluted, are set forth below.

	Three Months Ended March 31,
(in thousands, except per share amounts)	2024	2023
Net income	$34,973	$24,769
Provision for income taxes	14,324	9,567
Purchase accounting adjustments-revenue(1)	20	86
Purchase accounting adjustments-rent(2)	171	104
Transaction fees and acquisition-related costs(3)	—	394
Severance costs(4)	1,602	—
Executive transition costs(5)	283	—
Legal matters(6)	—	3,300
Loss on adjustment of allowance for credit losses on held-to-maturity investment(7)	475	255
Dividend income on held-to-maturity investment(8)	(528)	(483)
Tax benefit arrangement remeasurement(9)	(362)	—
Amortization of basis difference of equity-method investments(10)	229	—
Other(11)	(228)	(1,459)
Purchase accounting amortization(12)	12,757	12,577
Adjusted income before income taxes	63,716	49,110
Adjusted income taxes(13)	16,439	12,719
Adjusted net income	$47,277	$36,391
Adjusted net income per share, diluted	$0.53	$0.41
Adjusted weighted-average shares outstanding, diluted(14)	88,399	89,794
(1) Represents the impact of revenue-related purchase accounting adjustments associated with the 2012 Acquisition. At the time of the 2012 Acquisition, the Company maintained a deferred revenue account, which consisted of deferred area development agreement fees, deferred franchise fees, and deferred enrollment fees that the Company billed and collected up front but recognizes for GAAP purposes at a later date. In connection with the 2012 Acquisition, it was determined that the carrying amount of deferred revenue was greater than the fair value assessed in accordance with ASC 805—Business Combinations, which resulted in a write-down of the carrying value of the deferred revenue balance upon application of acquisition push-down accounting under ASC 805. These amounts represent the additional revenue that would have been recognized if the write-down to deferred revenue had not occurred in connection with the application of acquisition pushdown accounting.
(2) Represents the impact of rent related purchase accounting adjustments. In accordance with guidance in ASC 805—Business Combinations, in connection with the 2012 Acquisition, the Company’s deferred rent liability was required to be written off as of the acquisition date and rent was recorded on a straight-line basis from the acquisition date through the end of the lease term. This resulted in higher overall rent expense each period than would have otherwise been recorded had the deferred rent liability not been written off as a result of the acquisition push down accounting applied in accordance with ASC 805. An immaterial adjustment for both the three months ended March 31, 2024 and 2023 reflect the difference between the higher rent expense recorded in accordance with GAAP since the acquisition and the rent expense that would have been recorded had the 2012 Acquisition not occurred. Adjustments of $0.1 million for both the three months ended March 31, 2024 and 2023 are due to the amortization of favorable and unfavorable lease intangible assets. All of the rent related purchase accounting adjustments are adjustments to rent expense which is included in store operations on our condensed consolidated statements of operations.
(3) Represents transaction fees and acquisition-related costs incurred in connection with our acquisition of franchisee-owned stores.
(4) Represents severance related expenses recorded in connection with a reduction in force during the three months ended March 31, 2024.
(5) Represents certain expenses recorded in connection with the departure of the Chief Executive Officer including costs associated with the search for a new Chief Executive Officer and retention payments for certain key employees through the Chief Executive Officer transition.
(6) Represents costs associated with legal matters in which the Company was a defendant. In 2023, this represents an increase in the legal reserve, net of legal fees paid, related to the Preliminary Settlement Agreement. The legal reserve liability was subsequently paid in 2023.
(7) Represents a loss on the adjustment of the allowance for credit losses on the Company’s held-to-maturity investment.
(8) Represents dividend income recognized on a held-to-maturity investment.
(9) Represents gains related to the adjustment of our tax benefit arrangements primarily due to changes in our deferred state tax rate.
(10) Represents the amortization expense of the Company’s pro-rata portion of the basis difference in its equity method investees, which is included within losses from equity-method investments, net of tax on our condensed consolidated statements of operations.
(11) Represents certain other gains and charges that we do not believe reflect our underlying business performance.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)

(12) Includes $3.1 million of amortization of intangible assets recorded in connection with the 2012 Acquisition, other than favorable leases, for each of the three months ended March 31, 2024 and 2023, and $9.7 million and $9.5 million of amortization of intangible assets created in connection with historical acquisitions of franchisee-owned stores for the three months ended March 31, 2024 and 2023, respectively. The adjustment represents the amount of actual non-cash amortization expense recorded, in accordance with GAAP, in each period.
(13) Represents corporate income taxes at an assumed effective tax rate of 25.8% and 25.9% for the three months ended March 31, 2024 and 2023, respectively, applied to adjusted income before income taxes.
(14) Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc.

A reconciliation of net income per share, diluted, to Adjusted net income per share, diluted is set forth below:

	Three Months Ended March 31, 2024			Three Months Ended March 31, 2023
(in thousands, except per share amounts)	Net income	Weighted Average Shares	Net income per share, diluted	Net income	Weighted Average Shares	Net income per share, diluted
Net income attributable to Planet Fitness, Inc.(1)	$34,309	87,222	$0.39	$22,705	84,787	$0.27
Assumed exchange of shares(2)	664	1,177		2,064	5,007
Net income	34,973			24,769
Adjustments to arrive at adjusted income before income taxes(3)	28,743			24,341
Adjusted income before income taxes	63,716			49,110
Adjusted income taxes(4)	16,439			12,719
Adjusted net income	$47,277	88,399	$0.53	$36,391	89,794	$0.41
(1) Represents net income attributable to Planet Fitness, Inc. and the associated weighted average shares of Class A common stock outstanding.
(2) Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc. as of the beginning of the period presented. Also assumes the addition of net income attributable to non-controlling interests corresponding with the assumed exchange of Holdings Units and shares of Class B common stock for shares of Class A common stock.
(3) Represents the total impact of all adjustments identified in the adjusted net income table above to arrive at adjusted income before income taxes.
(4) Represents corporate income taxes at an assumed effective tax rate of 25.8% and 25.9% for the three months ended March 31, 2024 and 2023, respectively, applied to adjusted income before income taxes.